FIRST AMENDMENT TO
                          TFS CAPITAL INVESTMENT TRUST
                            FUND ACCOUNTING AGREEMENT

     WHEREAS, TFS Capital Investment Trust, an Ohio business trust (the "Trust") and Ultimus Fund Solutions, LLC (the "Fund Accountant"), an Ohio limited liability company, have entered into a Fund Accounting Agreement as of June 23, 2004 (the "Agreement");

     WHEREAS, the parties agree to amend the Agreement;

     NOW, THEREFORE, effective August 25, 2005, the Trust and the Fund Accountant agree to amend the Agreement as follows:

     1. The Address for Ultimus Fund Solutions, LLC is hereby amended as follows:

          "Ultimus Fund Solutions, LLC
          225 Pictoria Drive, Suite 450
          Cincinnati, Ohio 45246"

     2.   Schedule A of the Agreement is hereby amended as follows:

          "TFS Small Cap Fund"

     3. Excepted as amended hereof, the Agreement shall remain in full force and effect.

     Executed this 25th day of August, 2005



TFS CAPITAL INVESTMENT TRUST


By:  /s/Larry Eiben
   ----------------------------------
     Larry Eiben, Trustee

ULTIMUS FUND SOLUTIONS, LLC


By:  /s/ Robert G. Dorsey
   ----------------------------------
     Robert G. Dorsey, President